UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2024

Sono-Tek Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 000-16035

New York	14-1568099
(State of Incorporation)	(I.R.S. Employer ID No.)

2012 Route 9W, Milton, New York	12547
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 795-2020

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SOTK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 7.01: Regulation FD Disclosure

Election of Director

On April 3, 2024, the Board of Directors (the “Board”) of Sono-Tek (the “Company”) elected Dr. Adeniyi Lawal to serve as a member of the Board’s class of directors whose terms expire at the Company’s annual meeting of shareholders which is expected to be held in August 2024 (the “2024 Shareholders Meeting”). For more than the past 25 years, Dr. Lawal has been a Professor of Chemical Engineering at the Department of Chemical Engineering & Materials Science, Stevens Institute of Technology. Dr. Lawal received his B.Sc (Honors) Degree in Engineering from the University of Ibadan, Nigeria, his S.M. Degree from MIT and his Ph.D. from McGill University, Canada, both in Chemical Engineering.

Dr. Lawal is not party to nor the subject of any arrangement or understanding pursuant to which he was selected as a director. The Board has not yet determined on which of its committees Dr. Lawal shall serve. Dr. Lawal has not been a party to any transactions with the Company and he expected to receive the same compensation as the Company provides to all members of the Board.

Possible Departure of Director

Dr. Donald Mowbray, a current member of the Board, has preliminarily indicated that he may not stand for reelection to the Board. Dr. Mowbray’s term as Director expires at the 2024 Shareholders Meeting.

On April 3, 2024, the Company issued a press release concerning the election of Dr. Lawal in the form attached as Exhibit 99.1 to this Report.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

99.1       Press Release dated April 3, 2024.

104       Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By: /s/ Stephen J. Bagley

Stephen J. Bagley

Chief Financial Officer

April 3, 2024